UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 21, 2018 (May 15, 2018)
Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On May 21, 2018, Adobe issued a press release announcing that its Board of Directors has approved a new stock repurchase program granting the Company authority to repurchase up to $8 billion in common stock through the end of fiscal 2021. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under our new stock repurchase program, which is designed to return value to our stockholders, minimize dilution from stock issuances and reduce share count over time, we may repurchase shares in the open market and also enter into structured repurchase agreements with third parties. The new stock repurchase program approved by our Board of Directors is substantially similar to our previous program authorizing the repurchase of up to $2.5 billion in common stock through fiscal 2019.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits

99.1 Press Release issued on May 21, 2018 entitled "Adobe Authorizes New $8 Billion Stock Repurchase Program"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: May 21, 2018	By:	/s/ John Murphy
John Murphy
Executive Vice President and Chief Financial Officer